EXHIBIT 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

We consent to the designation of our company in the Prospectus portion of the Registration Statement under the heading "Experts."

 /s/ D. Randall Wright

Wright & Company, Inc.

May 20, 2004